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                                                               Exhibit (10)(hh)

                      EXCLUSIVE CD MANUFACTURING AGREEMENT


                  EXCLUSIVE CD MANUFACTURING AGREEMENT, made as of the 12th day of September 1997, by and between Sofsource, Inc. with offices at 425 South Telshor, Building C, Suite 201, Las Cruces, New Mexico 88011 ("Sofsource"), and Allied Digital Technologies Corporation, a Delaware corporation having its principal place of business at 140 Fell Court, Hauppauge, New York 11788 ("Allied").

                              W I T N E S S E T H

                  WHEREAS, Sofsource desires to appoint Allied as the exclusive manufacturer of Sofsource's Product Requirement for its Sofsource Division during the Term, as such capitalized terms are defined herein, and Allied wishes to serve as the exclusive manufacturer of Sofsource's Product Requirement during the Term, all on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree as follows:

                  1. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliated Entity" shall mean any entity directly or indirectly owned in whole or in part by Sofsource or any such Affiliated Entity, including but not limited to Media Safari.

                  (b) "Allied Notice" shall have the meaning set forth in
Section 9(d).



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                  (c) "Sofsource Group" shall mean the Sofsource Division of
Sofsource and Affiliated Entities and each entity with which Sofsource currently or during the Term enters into a joint distribution agreement for any computer disc or for which Sofsource controls or agrees to control the assignment of manufacturing orders for such discs. Each reference to Sofsource in this Agreement shall be deemed to include and refer to each member of the Sofsource Group unless the context otherwise requires.

                  (d) "Sofsource Notice" shall have the meaning set forth in
Section 9(c).

                  (e) "Assembly Order" shall have the meaning set forth in
Section 4(d).

                  (f) "Communications" shall have the meaning set forth in

Section 22.

                  (g) "Components" shall mean the following with respect to Product manufactured hereunder, all of which components shall be delivered to Allied by Sofsource at Sofsource's own expense, and all of which shall be referenced at the time of delivery to the Replication Order to which such Components relate:

                           (1) Mastering discs from a 1630, CD, CD-R, DAT or 8 mm. source master;

                           (2)  Film for two (2) to five (5) color disc
                  printing, as required;

                           (3) Booklets/folders and tray liners as appropriate; and

                           (4)  Special Materials (e.g. stickers, tray cards,
registration cards, inserts, etc.), if applicable.

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                  (h) "Contract Year" shall mean any twelve-month period of
time during the Term ending on the anniversary of the date of this Agreement first above stated.

                  (i) "Fulfillment" shall mean the services described in Exhibit C attached hereto.

                  (j) Initial Orders" shall have the meaning set forth in
Section 4(a).

                  (k) "Inventory" shall have the meaning set forth in Section 11(b).

                  (l) "Product" shall mean a computer disc ("CD") replicated from a source master supplied by Sofsource, with materials and services described in Exhibit A attached hereto and packaged in one of the formats described in Exhibit B attached hereto.

                  (m) "Product Requirement" shall mean the aggregate amount of all Product required by the Sofsource Group in the Territory during the Term.

                  (n) "Reorders" shall have the meaning set forth in Section
4(b).

                  (o) "Replication Orders" shall mean an order from Sofsource to Allied for a specified quantity of Product to be replicated and delivered to the Warehouse (or other location specified by Sofsource) for which Allied has been supplied by or on behalf of Sofsource with all required Components.


                  (p) "Shipping Orders" shall have the meaning set forth in
Section 4(e).

                  (q) "Standards" shall mean industry CD standards.

                  (r) "Term" shall have the meaning set forth in Section 3.

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                  (s)      "Third Party Manufacturer" shall have the meaning set
forth in Section 9(c).

                  (t) "Third Party Offer" shall have the meaning set forth in Section 9(c).

                  (u) "Transactional Documents" shall have the meaning set forth in Section 28.

                  (v)      "Warehouse" shall have the meaning set forth in
Section 4(a).

                  2.       Appointment, Acceptance, Exceptions.

                  (a)  Appointment and Acceptance.  Subject to the provisions of
Section 2(b), Sofsource hereby appoints Allied as the exclusive manufacturer of all the Product Requirement of Sofsource during the Term and Allied hereby accepts the appointment as the exclusive manufacturer of Product Requirement of Sofsource during the Term, on the terms and conditions herein provided.

                  (b) Notwithstanding the provisions of Section 2(a), it is agreed as follows:

                      (i) Sofsource may utilize other entities for packaging and Fulfillment of CD's replicated by Allied except that Allied shall exclusively Fulfill jewel-cased Product at the Warehouse; (it is anticipated that multi-CD sets in ROM boxes will be assembled and Fulfilled by JVC in Atlanta, Georgia for at least the first year of this Agreement); and

                      (ii) with respect to Replication Orders for one-hundred thousand (100,000) or more units of the Products, Sofsource may request Allied in its Replication Order for such Products to notify Sofsource as to how many of such units Allied will be able to deliver within the time specified in such Replication Order (which time, at the minimum

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shall be within the parameters set forth in Section 4(a) hereof). Upon receipt of any such request Allied shall promptly notify Sofsource of its delivery capabilities and, to the extent Allied notifies Sofsource that it is not capable of delivering all of the number of units of Products within the timeframe designated by Sofsource, Sofsource shall be free to have such number of units that Allied is unable to so deliver manufactured by another manufacturer and such Replication Order shall be deemed to be a Replication Order only for the number of units of Products which Allied notifies Sofsource that it is capable of delivering.

                  3. Term. The initial term of this Agreement shall commence as of the date hereof and shall end on July 14, 2000, unless sooner terminated pursuant to the provisions of this Agreement. The term of this Agreement will be renewed for additional one year terms unless either party gives notice of non-renewal to the other party at least ninety (90) days before the end of the initial term or the then current one-year renewal term. (The initial term and each one year renewal term in effect are referred to as the "Term" as applicable).

                  4.       Orders and Delivery Schedule.

                  (a) Replication Orders. Sofsource shall deliver written Replication Orders to Allied from time to time. Replication Orders for selections of Product which have not been delivered previously by Allied to Sofsource Group hereunder ("Initial Orders") shall be filled and delivered to Allied's warehouse in Clinton Tennessee, to such other fulfillment facility designated by Allied (either, a "Warehouse") or to such other location specified by Sofsource, not later than seven (7) business days after the receipt by Allied of all

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Components of such Replication Orders. In the event that Sofsource shall designate a location for delivery of a Replication Order other than a Warehouse, the time for delivery shall be extended by the difference in carrier's time between delivery to Clinton, Tennessee and such other location.

                  (b) Reorders. Replication Orders for selections of Product which have been delivered previously by Allied to Sofsource hereunder ("Reorders") shall be filled and delivered to the Warehouse, not later than five
(5) business days after the receipt by Allied of all Components of such Replication Orders, with deliveries to other than a Warehouse to be subject to a similar extended delivery time as provided in Section 4(a) above.

                  (c) Replication Order and Reorder Contents. Each Replication Order and Reorder shall include the following:

                       (1) Sofsource purchase order number;

                       (2) the quantity and description of the Product ordered;

                       (3) the Sofsource applicable catalog designation, if any;

                       (4) the selection number of each unit of Product ordered

and the unit replication price therefor, as determined in accordance with
Section 10 hereof;

                       (5) shipping instructions if applicable;

                       (6) delivery date(s) consistent with Section 4(a) and 4(b) above; and

                       (7) any other special instructions applicable to such Replication Order.

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                  (d) Assembly Orders.  Sofsource through its authorized
personnel, shall deliver written assembly orders to Allied from time to time, specifying in detail the assembly and packaging format to be used with specific numbers of specific items of Product which have been Replicated and are maintained in Inventory at a Warehouse. The designated format shall be one of the formats described in Exhibit B hereto, at the price therein designated ("Assembly Orders"). All Assembly Orders shall be fulfilled within three (3) business days after receipt by Allied of all Components of such Assembly Orders.


                  (e) Shipping Orders. All Inventory (as defined in Section 11(b) hereof) stored by Allied at the Warehouse for and on behalf of Sofsource, shall be shipped by Allied within thirty six (36) hours of receipt of written shipping orders ("Shipping Orders") received by Allied from Sofsource personnel authorized to place such Shipping Orders and containing at least the following information: Sofsource shipping order number; name and address of customer to whom shipped; method of shipment and identity of carrier; quantity and identity of each Product to be shipped. Except as may be required pursuant to Section 9(e) hereof, all prices described in the Exhibits hereto are F.O.B. the Warehouse. Allied shall use its best efforts to complete and ship orders in accordance with the priority and delivery schedules requested by Sofsource.

                  (f) Minimum Orders. All Initial Orders shall be for a minimum quantity of 5,000 units and all Reorders shall be for a minimum quantity of 1,000 units.

                  (g) Authorized Personnel. Sofsource shall designate, from time to time, by written notice to Allied, the names of its personnel who are authorized to place Replication

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Orders, Assembly Orders and Shipping Orders for Product. Allied will accept
Replication Orders, Assembly Orders and Shipping Orders only from such designated personnel. Replication Orders, Assembly Orders and Shipping Orders shall be given in writing; provided that in cases of emergency, any of such Orders may be given by telephone. Replication Orders given by telephone shall include all information required by Section 4(c), Assembly Orders given by telephone shall include all information required by Section 4(d) and Shipping Orders given by telephone shall include all information required by Section 4(e) and each shall be confirmed by a written Replication Order, Assembly Order and/or Shipping Order, as the case may be, delivered to Allied within twenty-four (24) hours thereof, by personal delivery or by telex or telecopier.

                  (h) Variance of Quantity. Replication Orders shall be manufactured, delivered and billed within a variance of plus or minus ten
(plus minus 10%) percent of the quantities set forth in Sofsource's Replication Orders, but in no event more than two thousand (2,000) units as to any Replication Order.

                  5. Customer Service Representative. Allied shall employ, at its sole cost and expense, a Customer Service Representative whose primary responsibility shall be to facilitate Allied's performance under this Agreement with respect to day-to-day operational matters. Such person may be given other duties provided they do not prevent his or her ability to perform the foregoing services. Such person shall be available to Sofsource during normal business hours to discuss Allied's performance under this Agreement. If Sofsource, in good faith, becomes dissatisfied with such person, Sofsource may request a substitution

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and Allied shall comply with such request by appointing a new Customer Service
Representative within a reasonable time after such request.

                  6. Startup. At Sofsource's costs and expense, it will expeditiously arrange to deliver to Allied premises at Hauppauge, New York and to the Warehouse, its current inventory of Components and Products and Allied shall cooperate with Sofsource in scheduling the receipt of such items at its appropriate location.

                  7.       Quality of Product.

                  The quality of Product manufactured by Allied for Sofsource, and all of the materials supplied by Allied in connection with the manufacture of Product hereunder, shall meet or exceed the Standards.

                  8. Exclusivity. Except as provided in Section 2 hereof, Sofsource shall purchase from Allied not less than one hundred percent (100%) of Sofsource's Product Requirement.

                  9.       Allied's Right of First Refusal on New Products.

                  (a) New Media Products. During the Term, Sofsource agrees that it will not place Replication Orders with any manufacturer other than Allied for Sofsource's requirements of any new product requiring new media (e.g. DVD) unless it has first complied with the provisions of this Section 9.

                  (b)      Solicitation of Orders.  If, during the Term,

Sofsource requires the manufacture of any product requiring new media, including but not limited to DVD, then Sofsource may solicit bids from other manufacturers of such product for the purpose of

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obtaining the lowest cost for the manufacture of such new product, consistent with acceptable quality standards as set forth in this Agreement.

                  (c) Notice of Offers. If, after such solicitation Sofsource receives and intends to accept a written bona fide offer (the "Third Party Offer") from a reputable manufacturer of such new product (the "Third Party Manufacturer") to manufacture such new product for Sofsource in accordance with such quality standards, then, before accepting such Third Party Offer Sofsource shall first give Allied written notice thereof, which notice (the "Sofsource Notice") shall include a copy of the Third Party Offer and shall set forth all of the material terms and conditions of such Third Party Offer, including but not limited to all of the elements relating to the price, quantity and delivery schedules of the new product to be manufactured pursuant to such Third Party Offer.

                  (d) Right of First Refusal. Allied shall have the right and option to manufacture for and sell to Sofsource the new product specified in the Sofsource Notice, in the quantities and at the same price as set forth in the Third Party Offer and otherwise on the terms and conditions set forth in this Agreement, by so notifying Sofsource via telecopier or in writing, within seventy-two (72) hours of Allied's receipt of the Sofsource Notice (the "Allied Notice").

                  (e) Consummation of Right of First Refusal. If Allied timely delivers the Allied Notice, then Sofsource shall provide Allied with Replication Orders for the new product specified in the Sofsource Notice and Allied shall, subject to the terms and

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conditions of this Agreement, manufacture such new product at the price set forth in the Sofsource Notice.

                  10. Prices and Payment. The unit cost of replication for each unit of Product replicated hereunder is set forth in Exhibit A attached hereto and includes the services and materials therein described except to the extent to be supplied by Sofsource. The unit cost of package assembly for each unit, multiple unit or long box package, for Product to be sold hereunder is set forth in Exhibit B attached hereto and includes the services and materials therein described except registration cards and security stickers. The prices for Allied's services related to Shipping (fulfillment) are set forth in Exhibit C attached hereto.

                  (a)      Reduction in Product Ordered, Failure by Sofsource to

Deliver All Components for Replication Order or Assembly Order. In the event Sofsource reduces the quantity of a Product ordered at any time after a Replication Order relating to such Product has been accepted by Allied, or in the event Sofsource fails to deliver to Allied all of the Components necessary to complete a Replication Order or Assembly Order after Allied has commenced production of the Products required pursuant thereto and otherwise incurred costs in connection therewith, then Sofsource shall reimburse Allied promptly for any and all actual and documented costs incurred by Allied as a result of such reduction or failure to deliver, which costs shall be set forth in the form of an invoice from Allied to Sofsource therefor, payable on demand.

                  (b)      Customer Returns and Defective Product.

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Allied agrees to receive all returns of Products made by Sofsource's customers and all allegedly defective Product at the Warehouse and to process same as described in Exhibit C hereof, within five (5) business days of receipt of same. The price for such services shall be the prices set forth in Exhibit C hereof, to be invoiced weekly. Allied shall furnish a report to Sofsource of all such activity and its disposition of such Products at least once each calendar week.

                  (c) Payment. Except as otherwise expressly provided herein, payment for all Product and any other service performed by Allied which is invoiced hereunder shall be due and payable sixty (60) days from the date of Allied's invoice therefor with a two percent (2%) discount for payment within thirty (30) days after the invoice date, and shall be made by check payable to Allied delivered to Allied at the address set forth above or at such other address as may be designated in writing from time to time by Allied or by wire transfer pursuant to then current wiring instructions furnished by Allied to Sofsource. Allied shall invoice Sofsource for Product manufactured and packaged in jewel boxes hereunder upon the delivery by Allied of such Product to the Warehouse and shall invoice all other charges as provided in this Agreement or as and when incurred.

                  (d) Credit. Should Sofsource claim that it is entitled to an adjustment or credit on any invoice, it shall do so promptly, in writing, but in no event later than sixty (60) days after Sofsource's receipt of such invoice.

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                  11.  Copyrights, Title and Inventory.

                  (a) Copyrights. Allied acknowledges that the copyright in all Components delivered by Sofsource to Allied, including without limitation, all masters, and the copyright in all completed Product manufactured hereunder, shall at all times be owned or controlled by Sofsource. Any rights not specifically licensed to Allied pursuant to the terms of this Agreement are hereby expressly reserved to Sofsource except to the extent required by Allied to perform its obligations hereunder.

                  (b) Title. Title to all Components furnished by Sofsource at all times during the manufacturing process, and title to all Product upon completion of replication thereof, (the foregoing, collectively, "Inventory") shall at all times reside in Sofsource and, upon the execution of this Agreement, Sofsource shall execute and deliver to Allied a letter agreement in the form of Exhibit D hereto pursuant to which Sofsource acknowledges (i) that title to Product passes to Sofsource upon completion of replication thereof, notwithstanding that such Product may not yet have been shipped to the Warehouse or to Sofsource and (ii) that each invoice sent by Allied to Sofsource with respect to such Product represents a definitive and final sale of such Product to Sofsource and Sofsource shall pay the same when due.

                  (c) Product and Component Storage and Charges. Allied shall store Inventory at the Warehouse (except that Components may be stored at Hauppauge, New York) at no additional charge other than as follows: commencing with the first calendar month next following the date which is three (3) months from the date of this Agreement,

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Allied shall be entitled to charge and Sofsource will pay upon demand, a charge of $6.50 per calendar month per pallet or partial pallet of any Product which is in a retail package or of any Component, in excess of an average sixty (60) day requirement thereof, determined as follows: (i) with respect to a Product in a retail package, Allied shall maintain a continuous rolling three (3) most recent calendar month record of shipment of such Product and two- thirds (2/3) of the number of such Product shipped during the latest such three (3) month period shall be deemed to be the average sixty (60) day requirement of such Product at the end of such period; and (ii) with respect to a Component, Allied shall maintain a continuous rolling three (3) most recent calendar month record of replication of Products requiring such Component and two thirds (2/3) of the number of such Product replicated during the latest such three (3) month period shall be deemed to be the average sixty (60) day requirement of such Component at the end of such period.

                  (d) Protection, Insurance. Allied shall exercise reasonable care and diligence to protect the Inventory and shall obtain insurance coverage with sufficient policy limits to cover the replacement, at cost, of any Inventory stored at the Warehouse. Such insurance coverage shall name Sofsource as an additional insured and, upon the reasonable request of Sofsource, Allied shall deliver to Sofsource a certificate evidencing such coverage. In addition, Allied shall notify Sofsource of any material changes in such coverage as it relates to Inventory stored at Allied's facilities. Notwithstanding the foregoing, in no event shall Allied be liable to Sofsource for incidental or consequential damages (including without limitation, lost profits) resulting from the loss of or damage to any such Inventory.

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                  (e)      Physical Inventory.  Once during each Contract Year,
Allied shall, at the request of Sofsource, at Allied's expense, take a physical inventory of all of Sofsource's Inventory located at Allied's premises. Sofsource shall have the right, at its own expense, to have a designated representative present at the taking of such physical inventory for the purpose of verifying the accuracy thereof. Allied shall furnish a copy of the physical inventory report to Sofsource promptly after its completion, but not later than fifteen (15) business days after the completion of the taking of the physical inventory. As soon as possible, but in no event later than sixty (60) days after Sofsource's receipt of such report, Sofsource shall propose to Allied, in writing and accompanied by appropriate documentation, any adjustments thereto which Sofsource, in good faith, believes to be necessary. If Sofsource shall fail to do so, then Allied's report shall be binding upon Sofsource. If Allied, within twenty (20) days after its receipt of any such proposed adjustments, shall not dispute the same in good faith, then such proposed adjustments shall be binding upon Allied. If, as a result of the foregoing procedure, it shall appear that on an overall basis there is a shortfall in physical inventory with respect to either Sofsource's Components or Product, then Allied shall pay Sofsource an amount equal to such overall shortfall. The amount of any shortfall shall be calculated at Sofsource's actual out-of-pocket costs of manufacture for each Component and unit of Product.

                  12. Allied's Representations and Warranties. Allied hereby represents and warrants to Sofsource as follows:

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                  (a)      Power and Authority.  Allied has all requisite power
and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

                  (b) Enforceability. Allied has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Allied, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will, to the knowledge of Allied, violate, conflict with, or constitute a default under any material contract or other agreement or instrument to which Allied is a party or by which it or its property is bound.

                  (d) No Editing of Discs. Allied shall not edit, change nor add any material to any CD manufactured hereunder pursuant to the terms of a Replication Order except pursuant to written instructions from Sofsource.


                  13. Sofsource's Representations and Warranties. Sofsource hereby represents and warrants to Allied as follows:

                  (a) Power and Authority. Sofsource has all requisite power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

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                  (b)      Enforceability.  Sofsource has taken all actions
necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Sofsource, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will, to the knowledge of Sofsource, violate, conflict with, or constitute a default under any material contract or other agreement or instrument to which Sofsource is a party or by which it or its property is bound.

                  (d) No Infringement. Sofsource has all rights necessary to grant Allied the rights granted herein for the replication, processing, manufacturing and packaging of Product hereunder and the Product replicated, processed, manufactured and packaged by Allied hereunder does not and will not infringe upon any statutory or common law copyright, or infringe the right of privacy of any person, or contain any obscene, slanderous or libelous material or any material otherwise unlawful or in contravention of the rights of any person.

                  14. Royalty Payments. Sofsource shall be solely responsible for and shall pay any and all royalty payments due third parties by Sofsource in respect of Product manufactured hereunder and Allied shall have no responsibility or liability therefor whatsoever.

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                  15.      Taxes.  Sofsource shall be solely responsible for and
shall pay when due all sales, use and gross receipt taxes, however designated, arising from the sale by Allied to Sofsource or by Sofsource to third parties, of Product manufactured hereunder, other than income taxes of Allied. If any taxing authority shall levy an assessment against Allied for such taxes, Allied shall notify Sofsource thereof and Sofsource shall remit promptly all such amounts to Allied, including penalties and interest, if any. Sofsource will furnish Allied with its sales tax resale number and any other similar evidence of its right to purchase Product from Allied free of sales taxes.


                  16.  Indemnification.

                  (a) Indemnification by Sofsource. Sofsource hereby agrees to indemnify and hold harmless Allied and each of its officers, directors, employees, agents and affiliates, from and against any and all claims, demands, causes of action, liabilities, actual loss or damage, costs and expenses (including reasonable attorney's fees and disbursements and court costs) asserted against or incurred by Allied by reason of, arising out of or in connection with (i) a breach of any representation or warranty of Sofsource or
(ii) the failure of Sofsource to perform any obligation required by this Agreement to be performed by it. Notwithstanding anything to the contrary contained in this Agreement, Allied makes no warranties, express or implied, as to the Products and all such warranties are waived, except that Allied warrants that the Products will be free from material defects and will conform to the masters submitted by Sofsource at the time of shipment thereof. Allied's sole obligation and liability for defective or non-conforming Products shall be to replace such

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defective or non-conforming Products at no additional charge to Sofsource and
Sofsource shall have no right to any damages from or any other right or remedy whatsoever against Allied.

                  (b) Indemnification by Allied. Allied hereby agrees to indemnify and hold harmless Sofsource and each of its officers, directors, employees, agents and affiliates, from and against any and all claims, demands, causes of action, liabilities, actual loss or damage, costs and expenses (including reasonable attorney's fees and disbursements and court costs) asserted against or incurred by Sofsource by reason of, arising out of or in connection with (i) a breach of any representation or warranty of Allied as set forth in this Agreement or (ii) the failure of Allied to perform any obligation required by this Agreement to be performed by it.

                  (c) Notice; Defense of Claims. The parties shall give prompt written notice to each other of each claim for indemnification hereunder, specifying the amount and nature of the claim, and of any matter which in the opinion of such party is likely to give rise to an indemnification claim. If the party who is indemnifying the other acknowledges in writing that it is so indemnifying the other, the indemnifying party shall have the right, at its own expense and with counsel of its choice, to take over the defense of such matter so long as such defense is expeditious. Notwithstanding the foregoing, (i) each party shall have the right to participate at its own expense in the defense of any such matter or its settlement, and (ii) no claim shall be settled without the consent of the indemnified party if in the reasonable opinion of such party its financial condition or business would be materially

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impaired thereby. The failure by either party to notify the other of a claim for indemnification hereunder shall not relieve the indemnifying party from any obligation that it may have hereunder, except to the extent that it has been prejudiced in any material respect by such failure, or from any obligation or liability that it may otherwise have to the indemnified party.

                  17. Force Majeure. In the event of any act of God or force majeure, such as strikes, lock-outs, accidents, fires, delays of carriers, delays in delivery of materials, labor controversies, breakdowns in key equipment, government actions, war or any other causes beyond the control of the parties hereto, neither party shall be responsible for delay in performance hereunder nor shall it incur liability to the other due to the resulting inability to perform; provided that the party relying on such events of force majeure gives notice to the other party of the cause and anticipated duration within thirty (30) days of the occurrence. If for any of the foregoing reasons, Allied is unable to perform its obligations hereunder, Sofsource may obtain Product from other sources during the period Allied is unable to perform.

                  18. Termination. Either party hereto shall have the right, in addition to any other rights it may have hereunder, at law or otherwise, to terminate the Term by giving written notice to the other party with immediate effect in any of the following events:

                  (a) Material Breach. The failure of the other party to rectify a material breach of this Agreement within thirty (30) days after the delivery of written notice from the non-breaching party specifying the nature of such breach.

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                  (b) Force Majeure.  An event of force majeure, as described in
Section 17 above, which continues for a period of more than ninety (90) days.

                  (c) Insolvency. The occurrence of any of the following events in respect of either party:

                           (1) the commencement against such party of an involuntary case under the Federal Bankruptcy Code or any similar law affecting creditors' rights which is not dismissed within ninety (90) days, or in any such involuntary case, the approval of the petition by such party as properly filed, or the admission by such party of material allegations contained in the petition; or

                           (2) the execution by such party of a general assignment for the benefit of creditors; or

                           (3)      the commencement by such party of a
                  voluntary case under the Federal Bankruptcy Code or any similar law affecting creditors' rights; or

                           (4)      the appointment of a receiver for such party

                  or for all or a substantial part of the assets of such party and, in the event that such receivership proceedings were not commenced by such party, such receivership proceedings are not dismissed within ninety (90) days after the receiver's appointment; or

                           (5)      the commencement by such party of
                  liquidation, dissolution or winding-up proceedings, or the commencement against such party of a proceeding to liquidate, wind-up or dissolve such party, which proceeding is not dismissed within ninety (90) days.

                  19. Allied's Obligations Upon Expiration or Termination. Upon the expiration or termination of this Agreement, for any reason whatsoever, Allied shall, at the option of Sofsource to be exercised in writing within sixty
(60) days following the effective date of such expiration or termination, and upon condition that Sofsource shall have paid to Allied all sums owed to Allied, either (a) deliver, at Sofsource's expense, all or any part of the Inventory in Allied's possession, including, without limitation, masters, Components and Product, to such places and parties as Sofsource shall designate, or (b) destroy all or any part of such Inventory. Allied shall deliver to Sofsource appropriate documentation reasonably satisfactory to Sofsource with respect to such destruction. If Sofsource does not make an appropriate election as to all of the Inventory within the foregoing time period, then Allied thereafter shall be authorized to destroy all of the Inventory as to which no election was made and shall have no further responsibility to Sofsource therefor whatsoever, other than furnishing to Sofsource, upon Sofsource's request, reasonably acceptable documentation of such destruction.

                  20. Inspection of Manufacturing Facilities. Allied agrees to provide access, upon reasonable advance notice, to its facilities to Sofsource personnel who shall have the right of visiting within the various facilities where Product is being manufactured or materials or Inventory are stored. Any confidential information relating to Allied or any of its customers, other than Sofsource, gained as a result of such access shall be held in strict confidence and Sofsource and any such customer shall execute such documents evidencing such obligations as Allied's counsel may reasonably request.

                  21. Confidentiality. The terms of this Agreement shall not be publicly disseminated by either party, either by oral or written disclosure, without the written consent of both parties, except as may be necessary to comply with applicable law, governmental regulation or judicial or legal process. The provisions of this paragraph 22 shall survive any termination of this Agreement and shall be binding upon the parties and their respective agents, successors and assigns.

                  22. Notices. All notices, consents, statements and other communications required or permitted hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been duly given and received: upon receipt, if delivered personally with receipt acknowledged; three (3) business days after mailing by registered or certified mail or equivalent, return receipt requested, postage prepaid; one (1) business day after mailing by overnight courier for next day delivery, in each case addressed to the parties at their respective addresses set forth below or to such other address as either party shall hereafter specify by Communication to the other party; or one (1) business day after telecopying to the number set forth below or to such changed number as either party shall hereafter specify by Communication to the other party; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt and a copy of any notice sent by telecopier shall also be sent by registered or certified mail or equivalent, return receipt requested, postage prepaid:

         If to Sofsource to:        Sofsource, Inc.

                                         425 South Telshor Building
                                         C, Suite 201
                                         Las Cruces, New Mexico 88011
                                         Att:  Daniel R. Koch, General Manager
                                         Telecopier No.: (505) 532-6601

         with a copy to:            Mr. George Stein

                                         Sofsource, Inc.
                                         425 South Telshor
                                         Building C, Suite 201
                                         Las Cruces, New Mexico 88011

         If to Allied to:           Allied Digital Technologies Corporation

                                         140 Fell Court
                                         Hauppauge, New York 11788
                                         Attn:  Chief Financial Officer
                                         Telecopier No.: (516) 232-5370


with a copy to:                     Warshaw Burstein Cohen
                                              Schlesinger & Kuh, LLP

                                         555 Fifth Avenue
                                         New York, New York  10017
                                         Attn:  Frederick R. Cummings, Jr., Esq.
                                         Telecopier No.: (212) 972-9150


                  23. Entire Agreement and Waiver. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements or arrangements between the parties relating to the subject matter hereof, and cannot be modified or amended except by written agreement signed by both parties. No purported waiver by either party of any breach by the other of any of its obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in writing signed by the party sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provisions of this Agreement, or any part thereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due to it under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

                  24. Assignment; Binding Effect. Neither party may assign this Agreement, nor assign or subcontract any part thereof nor its rights thereunder, to any person; provided, however, that nothing herein shall be deemed to prohibit either party from assigning its rights and obligations to its parent corporation, or to a purchaser or transferee of all or substantially all of its business and assets, including without limitation, a successor by merger, provided that it is demonstrated by such party to the reasonable satisfaction of the other party that such assignee or successor shall have the financial ability to carry on the business of the assignor or predecessor. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or will confer on any person other than the parties, and their respective successors and permitted assigns, any benefits, rights, remedies, obligations or liabilities under, or by reason of, this Agreement, or constitute the parties partners or participants in a joint venture.

                  25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed wholly within such state.

                  26. Severability. If one or more of the provisions contained in this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having the jurisdiction to make such determination, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  27. Headings; Word Meanings. The headings preceding the text of the various provisions of this Agreement are for convenience of reference only and are not intended to define, limit or in any other way describe the scope of this Agreement or the intent of the provisions hereof. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

                  28. Purchase Orders and Acknowledgements. In the event that any purchase orders, acknowledgements or other purchasing forms or documents

("Transactional Documents") are used in connection with the purchase of Product pursuant to the provisions of this Agreement, then, not withstanding any provisions therein contained to the contrary, the terms of all such Transactional Documents shall be subordinate to and governed by the provisions of this Agreement and any terms of any Transactional Documents which are inconsistent with the Terms hereof shall be null and void and shall have no force or effect whatsoever.

                  29. Arbitration. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, shall be settled by arbitration in Suffolk County, New York in accordance with the commercial rules of the American Arbitration Association which are then obtaining. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if it so elects, institute proceedings in any court having jurisdiction for the specific performance of any award. The powers of the arbitrator or arbitrators shall include, but not be limited to, the awarding of injunctive or other equitable relief but shall not include the power to modify or amend in any respect the provisions of this Agreement. The arbitrator or arbitrators shall include in any award the amount of the reasonable attorneys' fees and disbursements and expenses of the arbitration incurred by the prevailing party and a direction that it be paid by the other party within thirty (30) days after the making of such award. In the event that the arbitrator or arbitrators do not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator or arbitrators shall include in any award the portion of the amount of the reasonable attorneys' fees and disbursements and other expenses of the arbitration incurred by the prevailing party as the arbitrator or arbitrators deem just and equitable under the circumstances, together with a direction that such amounts be paid by the other party within thirty (30) days thereof. Except as provided above, each party shall bear its own attorney's fees, disbursements and other expenses and the parties shall bear equally all other costs and expenses of the arbitration.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date and year first above written.

                                    SOFSOURCE, INC.

                                    BY: /s/
                                        -------------------------
                                    Title:
                                           ----------------------

                                    ALLIED DIGITAL TECHNOLOGIES CORP.

                                    BY: /s/
                                        -------------------------
                                    Title:
                                           ----------------------